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                                                                     EXHIBIT 5.1


September 24, 1999

                                                                 OUR FILE NUMBER
                                                                     004,990-003

                                                            WRITER'S DIRECT DIAL
                                                                  (310) 553-6700

                                                         WRITER'S E-MAIL ADDRESS

ACME Communications, Inc.
2101 East Fourth Street
Suite 202
Santa Ana, California  92705

Ladies and Gentlemen:

         ACME Communications, Inc. (the "Company") is registering up to 5,750,000 shares of its common stock, par value $0.01 per share, of which up to 750,000 shares are being sold by several selling stockholders pursuant to an over-allotment option to be granted to the underwriters (the "Common Shares"), under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-1, filed with the Securities and Exchange Commission on July 30, 1999 as amended (the "Registration Statement"). In connection with this transaction, you have requested our opinion with respect to the matters set forth below.

         We have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinion expressed below.

         We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

         Subject to the foregoing and in reliance thereon, it is our opinion that the Common Shares have been duly authorized by all necessary corporate action on the part of the Company, and that, upon payment for and delivery of the Common Shares as contemplated in the Registration Statement and the countersigning of the certificate or certificates representing the Common Shares by a duly authorized signatory of the registrar for the Company's common stock, the Common Shares will be validly issued, fully paid and non-assessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                        Very truly yours,

                                        /s/ O'Melveny & Myers LLP

                                        O'MELVENY & MYERS LLP